EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in this Registration Statement of eTotalSource, Inc. on Form SB-2 of our report dated February 28, 2005, included in the Annual Report on Form 10-KSB, of eTotalSource, Inc. for the years ended December 31, 2004 and 2003.


/s/ Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
June 3, 2005